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Press Release

For immediate release

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Invesco Mortgage Capital Inc. Announces

Portfolio Composition Since Initial Public

Offering

Investor Relations Contact: Donald Ramon, 404-439-3228

Media Relations Contact: Bill Hensel, 404-479-2886

Atlanta – July 22, 2009 -- Invesco Mortgage Capital Inc. (NYSE:IVR) (the “Company”) today announced that it has substantially completed the deployment of the capital that it raised in its initial public offering, which closed on July 1, 2009. In addition, the company announced the composition of its initial portfolio.

As of July 17, 2009, the Company had acquired an aggregate portfolio of $829.4 million, comprised of $711.9 million in agency residential mortgage-backed securities (“RMBS”), $67.8 million in non-agency RMBS and $49.7 million in commercial mortgage-backed securities (“CMBS”). The Company also has entered into repurchase agreements totalling $630.6 million, secured by $669.7 million in agency RMBS, and has applied for $41.2 million in financing under the Federal Reserve’s Term Asset-Backed Securities Lending Facility (“TALF”) secured by $49.7 million in CMBS.

“We are excited about our progress during the first three weeks of operations. We believe that the portfolio we assembled demonstrates our ability to acquire and finance our targeted assets,” said Richard King, Chief Executive Officer. “Our strategy was to place approximately half of our equity in non-agency RMBS that provide an attractive return while working to mitigate downside risk. In addition, we acquired agency RMBS that we expect will provide returns similar to our non-agency RMBS when financed with repurchase agreements, and CMBS to be financed under TALF. We also continue to explore opportunities provided under the Public-Private Investment Program that would be managed by Invesco Institutional (N.A.), Inc.”

The following tables set forth additional detail regarding the Company’s portfolio as of July 17, 2009:

Mortgage-Backed Securities
($ in thousands)	Principal	Premium (Discount)	Cost	Weighted Average Coupon	Average Yield(1)

Agency RMBS:
15 year fixed-rate	$270,730	$10,166	$280,896	4.84%	3.74%
30 year fixed-rate	251,735	16,981	268,716	6.45%	4.43%
Hybrid ARMs	155,038	7,258	162,296	4.93%	3.15%
Total agency RMBS	677,503	34,405	711,908

Non-agency RMBS	114,205	(46,388)	67,817	5.14%	18.17%

CMBS	52,402	(2,693)	49,709	4.89%	6.04%

Total / Average	$844,110	$(14,676)	$829,434	5.40%	5.17%

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(1)	Average yield incorporates future prepayment assumptions

Financing
($ in thousands)	Balance	Weighted Average Rate
Repurchase Agreements Within 30 Days	$630,615	0.36%
TALF Borrowings 5 Year Maturity(2)	$41,200	3.91%

(2) We applied for financing under the TALF program that if approved will settle on July 24, 2009

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Swap Transactions(3)
Counterparty	Notional Amount	Maturity Date	Fixed Interest Rate in Contract
	($ in thousands)
The Bank of New York Mellon	$175,000	08/05/12	2.065%
SunTrust Bank	100,000	07/15/14	2.785%
Total / Weighted Average	$275,000		2.327%

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(3)

All of the interest rate swap agreements are “pay fixed/receive floating,” have a fixed rate shown in the table and are indexed off of one-month LIBOR. The Company has designated these agreements as cash flow hedges.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Institutional (N.A.), Inc., a subsidiary of Invesco Ltd. (NYSE:IVZ), a leading independent global investment management company. Additional information is available at www.invescomortgagecapital.com.

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Cautionary Notice Regarding Forward-Looking Statements

This release may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. Forward-looking statements also include statements regarding: (1) our ability to acquire and finance targeted assets, (2) our ability to realize an attractive return from our investments and/or to mitigate our risk from those investments and our related financing arrangements, (3) our ability to realize returns from agency RMBS that are similar to our non-agency RMBS when financed with repurchase agreements, and (4) our ability to participate in the Public-Private Investment Program. In addition, words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “forecast,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our registration statement on Form S-11 (Commission File No. 333-151665), as amended, which is available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.